Exhibit 23.1

Commerce & Finance Law Offices

6F NCI Tower, A12 Jianguomenwai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100022

Tel:(8610) 65693399 Fax: (8610) 65693838, 65693836, 65693837, 65693839

E-mail Add : beijing@tongshang.com Website: www.tongshang.com.cn

April 10, 2013

7 Days Group Holdings Limited

5C-11 Creative Industry Zone, 397 XinGangZhong Road

Guangzhou, Guangdong 510310

People’s Republic of China

RE: 7 Days Group Holdings Limited

Dear Sirs/Madams,

We have acted as legal advisors as to the laws of the People’s Republic of China to 7 Days Group Holdings Limited, a company incorporated in Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission of an annual report on Form 20-F for the year ended December 31, 2012.

We hereby consent to the use and reference of our name under Item 3.D, “Risk Factors—Risks Related to Doing Business in China” and elsewhere in the Form 20-F.

In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Yours sincerely,

/s/Commerce & Finance Law Offices

Commerce & Finance Law Offices